Exhibit 99.1

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated results of operations and financial position, adjusted to give effect to the Disposition, as defined in Item 2.01 of this Form 8-K, as if it had been completed on December 31, 2023 with respect to the unaudited pro forma condensed consolidated balance sheet and on January 1, 2023 with respect to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2023.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated, and may not be useful in predicting the impact of the Disposition on the future financial condition and results of operations of the Company due to a variety of factors.

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2023

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash	$188,596	$(29,871)	<A>	$158,725
Accounts receivable, net	70,231	(18,687)	<A>	51,544
Inventory	1,242,777	(89,997)	<A>	1,152,780
Related party receivable, net	332,142	-		332,142
Prepaid expenses and other current assets	148,993	(6,500)	<A>	142,493
Discontinued operations current assets	348,971	-		348,971
Total current assets	2,331,710	(145,055)		2,186,655
Property and equipment, net	100,539	(4,188)	<A>	96,351
Intangible assets, net	11,046,767	(3,911,019)	<A>	7,135,748
Goodwill	3,045,000	-	<A>	3,045,000
Deposits and other assets	57,324	-		57,324
Right of use asset	2,015,299	(702,818)	<A>	1,312,481
Discontinued operation noncurrent assets	1,062,588	-		1,062,588
Total assets	$19,659,227	$(4,763,080)		$14,896,147

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,612,578	$(528,126)	<B>	$3,084,452
Accrued expenses	3,718,070	(109,623)	<B>	3,608,447
Accrued expenses, related parties	264,141	-		264,141
Contract liabilities	464,721	(99,408)	<A>	365,313
Preferred stock dividend payable	450,562	-		450,562
Lease liability, current	298,644	(72,431)	<A>	226,213
Debt, current, net of debt discounts	10,616,114	(51,767	<A>	10,564,347
Discontinued operations current liabilities	2,631,078	-		2,631,078
Total current liabilities	22,055,908	(861,355)		21,194,553
Long-term liabilities:
Lease liability, noncurrent	1,800,158	(647,258)	<A>	1,152,900
Debt, noncurrent	1,748,686	-		1,748,686
Discontinued operation noncurrent liabilities	441,929	-		441,929
Total liabilities	26,046,681	(1,508,613)		24,538,068

Commitments and contingencies

Stockholders’ equity
Series B Preferred Stock	3	-		3
Common Stock	37	-		37
Additional paid in capital	61,280,662	-		61,280,662
Accumulated deficit	(67,668,156)	(3,254,467)	   	(70,922,623)
Total stockholders’ equity	(6,387,454)	(3,254,467)		(9,641,921)
Total liabilities and stockholders’ equity	$19,659,227	$(4,763,080)		$14,896,147

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2023

	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Products	$7,863,977	$(3,275,011)	<D>	$4,588,966
Advertising	361,815	-		361,815
Total revenues	8,225,792	(3,275,011)		4,950,781
Costs of revenues
Products	4,854,554	(1,877,019)	<D>	2,977,535
Advertising	281,131	-		281,131
Total cost of revenues	5,135,685	(1,877,019)		3,258,666
Gross profit	3,090,107	(1,397,992)		1,692,115
Operating expenses:
General and administrative	4,258,202	(440,199)	<D>	3,818,003
Compensation	5,561,017	(519,010)	<D>	5,042,007
Professional services	2,263,405	3,500	<D>	2,266,905
Consulting fee - related party	46,686	-		46,686
Impairment of intangible assets	5,843,501	(2,603,233)	<D>	3,240,268
Depreciation and amortization expense	2,273,288	(1,425,606)	<D>	847,682
Total operating expenses	20,246,099	(4,984,548)		15,261,551
Loss from continuing operations	(17,155,992)	3,586,556		(13,569,436)
Other income (expense)
Gain on disposal of subsidiary		726,225	   	726,225
Other income (expense)	400,397	(8,826)	<D>	391,571
Gain on debt extinguishment	269,828	(67,332)	<D>	202,496
Interest expense	(4,634,839)	349,871	<D>	(4,284,968)
Total expense	(3,964,614)	999,938		(2,964,676)
Net loss from continuing operations	(21,120,606)	-		(21,120,606)
Net loss from discontinued operations	(1,555,135)	(3,586,556)	<E>	(5,141,691)
Net loss	$(22,675,741)	$(3,586,556)		$(26,262,297)
Weighted average shares outstanding	136,346			136,346
Loss per share continuing operations	$(154.90)			$(154.90)
Loss per share discontinued operations	$(11.41)			$(37.71)
Net loss per share	$(166.31)			$(192.62)

Notes:

<A>	Adjustment to eliminate the assets and liabilities attributable to the divested assets.

<B>	Adjustment reflects the elimination of debts forgiven and paid as consideration in the Disposition.

   	Amount represents the loss on sale of the divested assets resulting from the Disposition.

<D>	Adjustment to eliminate the historical revenue and expenses (operating and other) of the divested assets.

<E>	Adjustment represents the reclassification of the eliminated historical revenues and expenses into a single component for disclosure purposes.

3